Exhibit 10.2
SECOND AMENDMENT TO THE
FIRST COMMONWEALTH FINANCIAL CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN

This Second Amendment is made to the First Commonwealth Financial Corporation Non-Qualified Deferred Compensation Plan, as amended and restated effective December 18, 2017. This Amendment is effective as of January 1, 2021, by First Commonwealth Financial Corporation (the “Company”).

BACKGROUND

A.    The Company previously adopted and currently maintains the First Commonwealth Financial Corporation Non-Qualified Deferred Compensation Plan, as amended and restated effective December 18, 2017, and as further amended from time to time (the “Plan”).

B.    The Company desires to amend the Plan to change its matching contribution formula to reflect parallel changes made in the matching contribution formula for the First Commonwealth Financial Corporation 401(k) Retirement Savings and Investment Plan

C.    Section 11.1 of the Plan reserves the right to the Compensation and Human Resources Committee to amend the Plan at any time.

AMENDMENTS

1.    The following is added after the end of Section 4.2 of the Plan:

    “Effective for Plan Years beginning on and after January 1, 2021, if and only if a Participant’s matching contribution under the Basic 401(k) Plan was maximized because of the applicable limits under the Code and Basic 401(k) Plan for the Plan Year, the Employer shall make a contribution to this Plan on behalf of such Participant for that Plan Year, regardless of whether the Participant has elected to have Elective Contributions made on his or her behalf, equal to

    (i) the total amount of matching contributions that would otherwise have been contributed to the Basic 401(k) Plan for the Participant for the applicable Plan Year, less

    (ii) the amount of matching contributions that have been contributed to the Participant’s account under the Basic 401(k) Plan for the applicable Plan Year.

    In no event may this amount be less than $0.00.”

2.    The remainder of the Plan shall remain unchanged.

Exhibit 10.2
The Company has caused this Second Amendment to be executed on its behalf, by its officer duly authorized on the first date written above.

                FIRST COMMONWEALTH FINANCIAL CORPORATION

Attest:

/s/ Matthew C. Tomb
By: Matthew C. Tomb
Its: Executive Vice President, Secretary

                            /s/ T. Michael Price
                            By: T. Michael Price
                            Its: President and Chief Executive Officer

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